UNCLASSIFIED - NON CLASSIFIÉ

Extractive Sector Transparency Measures Act - Annual Report
Reporting Entity Name	Canadian Natural Resources Limited
Reporting Year	From	2024-01-01	To:	2024-12-31	Date submitted	2025-05-29
Reporting Entity ESTMA Identification Number	E145969		Original Submission: Yes
Amended Report:
Other Subsidiaries Included (optional field)

For Consolidated Reports - Subsidiary Reporting Entities Included in Report:	E072724 CNR Hatton Partnership, E814257 Canadian Natural Upgrading Limited, E088016 CNR Montney Partnership

Not Substituted

Attestation by Reporting Entity
In accordance with the requirements of the ESTMA, and in particular section 9 thereof, I attest I have reviewed the information contained in the ESTMA report for the entity(ies) listed above. Based on my knowledge, and having exercised reasonable diligence, the information in the ESTMA report is true, accurate and complete in all material respects for the purposes of the Act, for the reporting year listed above.

Full Name of Director or Officer of Reporting Entity	Victor Darel				Date	2025-05-28
Position Title	Chief Financial Officer

UNCLASSIFIED - NON CLASSIFIÉ

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	2024-01-01	To:	2024-12-31
Reporting Entity Name	Canadian Natural Resources Limited				Currency of the Report	CAD
Reporting Entity ESTMA Identification Number	E145969
Subsidiary Reporting Entities (if necessary)	E072724 CNR Hatton Partnership, E814257 Canadian Natural Upgrading Limited, E088016 CNR Montney Partnership

Payments by Payee
Country	Payee Name[1]	Departments, Agency, etc. within Payee that Received Payments[2]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes[34]
Canada	Government of Canada		766,230,000	930,000	3,220,000					770,380,000
Canada	Province of Alberta		413,370,000	6,457,590,000	143,400,000		50,500,000			7,064,860,000	A
Canada	Province of British Columbia		13,180,000	66,560,000	36,130,000					115,870,000
Canada	Province of Saskatchewan		5,340,000	56,810,000	7,920,000					70,070,000
Canada	Province of Manitoba		170,000	600,000	130,000					900,000
Canada	Regional Municipality of Wood Buffalo		106,710,000							106,710,000
Canada	Municipal District of Opportunity No.17		42,200,000		20,000					42,220,000
Canada	Lac La Biche County		38,250,000							38,250,000
Canada	Municipal District of Bonnyville No.87		22,550,000		20,000					22,570,000
Canada	Municipal District of Greenview No. 16		12,960,000							12,960,000
Canada	Alberta Special Areas Board		7,760,000		1,320,000					9,080,000
Canada	County of Grande Prairie No. 1		8,270,000		320,000					8,590,000
Canada	County of St. Paul No. 19		5,300,000		1,970,000					7,270,000
Canada	Yellowhead County		6,990,000							6,990,000
Canada	Saddle Hills County		6,860,000							6,860,000
Canada	Northern Sunrise County		6,420,000							6,420,000
Canada	Municipal District of Taber No. 14		5,020,000		820,000					5,840,000
Canada	County of Vermilion River No. 24		5,020,000	100,000	150,000					5,270,000
Canada	County of Newell No. 4		3,740,000		10,000					3,750,000
Canada	Northern Rockies Regional Municipality		3,280,000							3,280,000
Canada	Clear Hills County		3,240,000							3,240,000
Canada	District Municipality of Tumbler Ridge		3,200,000							3,200,000

UNCLASSIFIED - NON CLASSIFIÉ

Canada	Municipal District of Fairview No. 136	2,860,000		2,860,000
Canada	Clearwater County	2,710,000		2,710,000
Canada	Big Lakes County	2,690,000		2,690,000
Canada	Rural Municipality of Senlac No. 411	2,630,000		2,630,000
Canada	Rural Municipality of Enterprise No. 142	2,210,000		2,210,000
Canada	Cypress County	2,050,000	20,000	2,070,000
Canada	Municipal District of Lesser Slave River No. 124	1,730,000		1,730,000
Canada	Rural Municipality of Big Stick No. 141	1,700,000		1,700,000
Canada	Rural Municipality of Wilton No. 472	1,620,000		1,620,000
Canada	Rural Municipality of Fox Valley No. 171	1,480,000		1,480,000
Canada	Municipal District of Willow Creek No. 26	1,460,000	10,000	1,470,000
Canada	Rural Municipality of Frenchman Butte No. 501	1,450,000		1,450,000
Canada	Municipal District of Starland County	1,420,000	20,000	1,440,000
Canada	County of Northern Lights	1,410,000		1,410,000
Canada	Birch Hills County	1,390,000		1,390,000
Canada	Two Hills County	1,270,000		1,270,000
Canada	Rural Municipality of Britannia No. 502	1,230,000		1,230,000
Canada	Smoky Lake County No. 13	1,180,000	10,000	1,190,000
Canada	Rural Municipality of Browning No. 34	1,180,000		1,180,000
Canada	Rural Municipality of Eldon No. 471	1,120,000	40,000	1,160,000
Canada	Vulcan County	1,090,000	30,000	1,120,000
Canada	Stettler County No. 6	980,000		980,000
Canada	County of Warner No. 5	950,000		950,000
Canada	Ponoka County	880,000		880,000
Canada	Municipality of Two Borders	830,000		830,000
Canada	County of Athabasca No. 12	810,000		810,000
Canada	Wheatland County	750,000		750,000
Canada	Municipal District of Smoky River No. 130	720,000		720,000
Canada	Red Deer County	670,000		670,000
Canada	Wetaskiwin County No. 10	580,000		580,000
Canada	Kneehill County	550,000		550,000
Canada	Rural Municipality of Mervin No. 499	540,000		540,000
Canada	Rural Municipality of Chesterfield No. 261	530,000		530,000
Canada	Rural Municipality of Piapot No. 110	440,000		440,000
Canada	Rural Municipality of Eye Hill No. 382	410,000		410,000
Canada	Rural Municipality of Happyland No. 231	370,000		370,000
Canada	Rural Municipality of Cymri No. 36	350,000		350,000
Canada	District of Chetwynd	330,000		330,000
Canada	Rural Municipality of Moose Creek No. 33	310,000		310,000
Canada	Rural Municipality of Milton No. 292	290,000		290,000

UNCLASSIFIED - NON CLASSIFIÉ

Canada	County of Forty Mile No. 8	280,000			280,000
Canada	Woodlands County	260,000			260,000
Canada	District of Hudson's Hope	260,000			260,000
Canada	Rural Municipality of Clinworth No. 230	250,000			250,000
Canada	Rural Municipality of Maple Creek No. 111	230,000			230,000
Canada	Municipal District of Wainwright No. 61	220,000			220,000
Canada	County of Camrose No. 22	220,000			220,000
Canada	Lacombe County	220,000			220,000
Canada	County of Paintearth No. 18	210,000			210,000
Canada	Rural Municipality of Tecumseh No. 65	200,000			200,000
Canada	Town of Taber	130,000		70,000	200,000
Canada	Rural Municipality of Hillsdale No. 440	190,000		10,000	200,000
Canada	Rural Municipality of Enniskillen No. 3	180,000		10,000	190,000
Canada	Rural Municipality of Turtle River No. 469	190,000			190,000
Canada	Leduc County	180,000			180,000
Canada	Rural Municipality of Golden West No. 95	170,000			170,000
Canada	Rural Municipality of Coalfields No. 4	170,000			170,000
Canada	Municipal District of Foothills No. 31	160,000			160,000
Canada	Westlock County	160,000			160,000
Canada	Town of Drumheller	160,000			160,000
Canada	Rural Municipality of Argyle No. 1	130,000			130,000
Canada	Rural Municipality of Griffin No. 66	120,000			120,000
Canada	Rural Municipality of Reciprocity No. 32	120,000			120,000
Canada	County of Lethbridge No. 26	110,000			110,000
Canada	County of Flagstaff No. 29	100,000			100,000
Canada	County of Lac Ste. Anne No. 28	100,000			100,000
Canada	Fort McKay First Nation			6,800,000	6,800,000
Canada	Kai Taile Denesoline Trust			6,000,000	6,000,000
Canada	Fort McKay Bare Trust			3,350,000	3,350,000
Canada	Mikisew Cree First Nation			3,330,000	3,330,000
Canada	Fort McMurray Métis Local 1935			2,720,000	2,720,000
Canada	Cold Lake First Nations			2,600,000	2,600,000
Canada	Fishing Lake Métis Settlement	640,000	40,000	1,150,000	1,830,000
Canada	Chipewyan Prairie First Nation			1,680,000	1,680,000
Canada	Fort Chipewyan Métis Local 125			1,470,000	1,470,000
Canada	WhiteFish Lake Indian Reserve No. 128			1,440,000	1,440,000
Canada	Fort McKay Métis Nation			1,310,000	1,310,000
Canada	Gift Lake Métis Settlement	410,000		390,000	800,000
Canada	Elizabeth Métis Settlement	10,000		630,000	640,000
Canada	Conklin Métis Local #193			620,000	620,000

UNCLASSIFIED - NON CLASSIFIÉ

Canada	Athabasca Chipewyan First Nation			600,000		600,000
Canada	Kikino Métis Settlement		40,000	370,000		410,000
Canada	Peavine Métis Settlement	20,000		390,000		410,000
Canada	Halfway River First Nation			350,000		350,000
Canada	Buffalo Lake Métis Settlement			280,000		280,000
Canada	Frog Lake First Nation			280,000		280,000
Canada	Saddle Lake Cree Nation	90,000		120,000		210,000
Canada	Kehewin Cree Nation			180,000		180,000
Canada	Beaver Lake Cree Nation			180,000		180,000
Canada	Heart Lake First Nation			170,000		170,000
Canada	Fort McMurray #468 First Nation			120,000		120,000
Canada	Owl River Métis Local #1949			110,000		110,000
Côte d’Ivoire	Government of Côte d'Ivoire				163,520,000	163,520,000	B,C
Côte d’Ivoire	Petroci				24,300,000	24,300,000	B,C
United Kingdom of Great Britain and Northern Ireland	His Majesty's Government			2,360,000		2,360,000	B
Additional Notes:
A.Royalties in the amount of $211,630,000 were paid in kind to the Province of Alberta and valued at market prices.
B.Non Canadian dollar payments are translated using average exchange rates for the reporting period of 1 GBP = 1.7201 CAD , 1 USD = 1.3838 CAD and 1 CFA = 0.0023 CAD.
C.Production entitlement volumes and values are determined according to the related production sharing contracts.

1Enter the proper name of the Payee receiving the money (i.e. the municipality of x, the province of y, national government of z).
2Optional field.
3When payments are made in-kind, the notes field must highlight which payment includes in-kind contributions and the method for calculating the value of the payment.
4Any payments made in currencies other than the report currency must be identified. The Reporting Entity may use the Additional notes row or the Notes column to identify any payments that are converted, along with the exchange rate and primary method used for currency conversions.

UNCLASSIFIED - NON CLASSIFIÉ

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	2024-01-01	To:	2024-12-31
Reporting Entity Name	Canadian Natural Resources Limited				Currency of the Report	CAD
Reporting Entity ESTMA Identification Number	E145969
Subsidiary Reporting Entities (if necessary)	E072724 CNR Hatton Partnership, E814257 Canadian Natural Upgrading Limited, E088016 CNR Montney Partnership

Payments by Project
Country	Project Name[1]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid by Project	Notes[23]
Canada	Northeast British Columbia	20,240,000	66,560,000	36,710,000					123,510,000
Canada	Northwest Alberta	44,710,000	244,400,000	26,800,000		2,450,000			318,360,000	A
Canada	Northern Plains	142,940,000	2,496,570,000	73,180,000		48,020,000			2,760,710,000	A
Canada	Southern Plains and Southeast Saskatchewan	44,750,000	94,740,000	40,350,000		30,000			179,870,000	A
Canada	Oil Sands Mining and Upgrading	126,080,000	3,680,400,000	54,970,000					3,861,450,000
Canada	Corporate	1,160,400,000		280,000					1,160,680,000
Côte d’Ivoire	Baobab				156,650,000				156,650,000	B,C
Côte d’Ivoire	Espoir				31,170,000				31,170,000	B,C
United Kingdom of Great Britain and Northern Ireland	North Sea			2,360,000					2,360,000	B
Additional Notes[3]:
A.Royalties in the amount of $211,630,000 were paid in kind to the Province of Alberta and valued at market prices.
B.Non Canadian dollar payments are translated using average exchange rates for the reporting period of 1 GBP = 1.7201 CAD , 1 USD = 1.3838 CAD and 1 CFA = 0.0023 CAD.
C.Production entitlement volumes and values are determined according to the related production sharing contracts.

1Enter the project that the payment is attributed to. Some payments may not be attributable to a specific project, and do not need to be disclosed in the "Payments by Project" table.
2Optional field
3Any payments made in currencies other than the report currency must be identified. The Reporting Entity may use the "Additional Notes" row or the "Notes" column to identify any payments that are converted, along with the exchange rate and primary method used for currency conversions.